Exhibit (d)(57)

Form of

Schedule A

Funds and Portfolios Covered by Sub-Research Agreement

between

Fidelity International Investment Advisors (U.K.) Limited

and

Fidelity International Investment Advisors

dated as of ______________

Name of Fund	Name of Portfolio	Type of Fund	Effective Date
Fidelity Central Investment Portfolios LLC	Fidelity International Equity Central Fund	Equity	11/15/07
Fidelity Central Investment Portfolios LLC	Fidelity High Income Central Fund 2	Fixed-Income	3/20/08

Agreed and Accepted as of _____________
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